EXHIBIT 10.1

EMPLOYEE

Form of Stock Option

Granted by

OBA FINANCIAL SERVICES, INC.

under the

OBA FINANCIAL SERVICES, INC.
2011 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2011 Equity Incentive Plan (the “Plan”) of OBA Financial Services, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant: _____________________________________________________

2.	Date of Grant: July 21, 2011

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option: ___________________________________
(subject to adjustment pursuant to Section 10 hereof).

●	This is an Incentive Stock Option (“ISO”).

4.	Exercise price per share: $ 14.81
(subject to adjustment pursuant to Section 10 below)

5.	Expiration Date of Option: July 21, 2021.

6.
Vesting Schedule.  Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.

The Options granted under this Agreement shall vest in five (5) equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or July 21, 2012, and succeeding installments on each anniversary thereafter, through July 21, 2016.  To the extent the Options awarded to me are not equally divisible by “5,” any excess Options shall vest on July 21, 2016.

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate pursuant to Section 2.5 of the Plan (in the event of death or Disability or Involuntary Termination of Employment following a Change in Control).

7.	Exercise Procedure.

7.1
Delivery of Notice of Exercise of Option.  This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

(i)	by tendering shares of Common Stock valued at Fair Market Value (as defined in Section 7.2 hereof) as of the day of exercise;

(ii)
by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise;

(iii)	by a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option;

(iv)	by personal, certified or cashier’s check;

(iv)	by other property deemed acceptable by the Committee; or

(v)	by any combination thereof.

7.2	“Fair Market Value” shall have the meaning set forth in Section 8.1(r) of the Plan.

8.	Delivery of Shares.

8.1
Delivery of Shares.  Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.	Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.3 of the Plan.

10.	Termination of Option and Accelerated Vesting.

This Option will terminate upon the expiration date, except as set forth in the following  provisions:

(i)
Death.  This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death.  This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one year from the date of death, subject to termination on the expiration date of this Option, if earlier.

(ii)
Disability.  This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.

(iii)	Termination for Cause. If the Participant’s Termination of Service is for Cause, all Options that have not been exercised will expire and be forfeited.

(iv)
Change in Control. In the event of the Participant’s Involuntary Termination of Employment following a Change in Control, all Options held by the Participant, whether or not exercisable at such time, will become fully exercisable, subject to the expiration provisions otherwise applicable to the Option.  A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

(v)
Retirement.  If the Participant’s Termination of Service is due to Retirement (as defined in Section 8.1(aa) of the Plan), this Option may be exercised, to the extent it was vested and exercisable at the time of such termination, for a period of one year following termination.

(vi)
Other Termination.  If the Participant’s Termination of Service is for any reason other than due to death, Disability or for Cause, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier.

(vi)
Incentive Option Treatment.  No Option will be eligible for treatment as an ISO in the event such Option is exercised more than three months following Termination of Service (except in the case of Termination of Service due to Disability).  In order to obtain ISO treatment for Options exercised by heirs or devisees of the Participant, the Participant’s death must have occurred while the Participant was employed or within three months of Termination of Service.

11.	Miscellaneous.

11.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3
Except as otherwise provided by the Committee, ISOs under the Plan are not transferable except (1) as designated by the Participant by will or by the laws of descent and distribution, (2) to a trust established by the Participant, or (3) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer described under (3), the Option will not qualify as an ISO as of the day of such transfer.

11.4	This Option will be governed by and construed in accordance with the laws of the State of Maryland.

11.5	The granting of this Option does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

OBA FINANCIAL SERVICES, INC.

By: __________________________________

Its: __________________________________

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2011 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2011 Equity Incentive Plan.

PARTICIPANT

______________________________________

EXHIBIT A

NOTICE OF EXERCISE OF OPTION
(BY EMPLOYEE)

I hereby exercise the stock option (the “Option”) granted to me by OBA Financial Services, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the OBA Financial Services, Inc. 2011 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $_______ per share.

Enclosed please find (check one):

___	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.

___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*

___	My check in the sum of $_______ and stock of the Company with a fair market value of $______, in full/partial payment of the purchase price.*

___	Please sell ______ shares from my Option shares through a broker in full/partial payment of the purchase price.

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

___	investment

___	resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: ____________________	______________________________________
Participant’s signature

*           If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

EXHIBIT B

ACKNOWLEDGMENT OF RECEIPT OF SHARES

I hereby acknowledge the delivery to me by OBA Financial Services, Inc. (the “Company”) or its affiliate on _____________________________, of stock certificates for ____________________ shares of common stock of the Company purchased by me pursuant to the terms and conditions of the Stock Option Agreement and the OBA Financial Services, Inc. 2011 Equity Incentive Plan, as applicable, which shares were transferred to me on the Company’s stock record books on ____________________.

Date: ____________________	______________________________________
Participant’s signature